EXHIBIT 23.1.2

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated August 26, 2004 in this Registration Statement on Form SB-2 of Victory Eagle Resources, Corp.

We also consent to the reference to us under the heading "Experts" in such Document.

April 26, 2005

/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP

Houston, Texas

Three Riverway, Ste. 1400
Houston, Texas 77056
Tel: (713) 877-9944
Fax: (713) 627-7645